Exhibit 15.2

April 29, 2024

Kanzhun Limited (the “Company”)

18/F, GrandyVic Building

Taiyanggong Middle Road

Chaoyang District, Beijing 100020

People’s Republic of China

Ladies and Gentlemen:

We hereby consent to the use and reference to our name and our opinions and views under the captions “Item 3. Key Information—D. Risk Factors,” “Item 4. Information on the Company—C. Organizational Structure—Contractual Arrangements with the VIE and Its Shareholders,” and “Item 10. Additional Information—E. Taxation” in the Company’s annual report on Form 20-F for the fiscal year ended December 31, 2023 (the “Annual Report”) which will be filed with the Securities and Exchange Commission (the “SEC”) on April 29, 2024, and further consent to the incorporation by reference of the summaries of our opinions that appear in the Annual Report into the registration statements (No. 333-261609 and 333-270709) on Form S-8 and the registration statement (No. 333-268834) on Form F-3. We also consent to the filing with the SEC of this consent letter as an exhibit to the Annual Report.

In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, or under the Securities Exchange Act of 1934, in each case, as amended, or the regulations promulgated thereunder.

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Yours faithfully,

/s/ Tian Yuan Law Firm
Tian Yuan Law Firm